NON-COMPETITION, NON-SOLICITATION AND NO-HIRE AGREEMENT (this “Agreement”) dated and effective as of June 30, 2008, between DBA Distribution Services, Inc., a New Jersey corporation (“DBA”), and Paul Pollara (the “Stockholder”).

Reference is made to the Sale and Purchase Agreement, dated as of June 30, 2008, by and among DBA, EBCP I, LLC, a Delaware limited liability company “EBCP”), the Stockholder, and James Eagen (“Eagen”), as amended, restated, supplemented and otherwise modified and in effect from time to time (the “Purchase Agreement”).

 Pursuant to the Purchase Agreement, (i) EBCP is purchasing from the Stockholder and Eagen shares (the “EBCP Shares”) of Common Stock and (ii) DBA is purchasing and redeeming shares of Common Stock held by the Stockholder and Eagen (the “DBA Shares”).  The Stockholder is an executive officer and significant stockholder of DBA and possesses unique knowledge and expertise with respect to the business of DBA and its subsidiaries and the industry in which the business has been operated.  In order for EBCP to avail itself of the full benefits and advantages of its investment in DBA, EBCP desires to assure itself that the Stockholder does not engage in competition with DBA and its subsidiaries.  The execution and delivery of this Agreement by DBA and the Stockholder is a condition to the consummation of, and an integral part of, the transactions contemplated by the Purchase Agreement.

The purchase by EBCP of the EBCP Shares pursuant to the Purchase Agreement is anticipated to result in the accrual of significant direct and indirect benefits to the Stockholder (whether as a stockholder, employee of DBA or otherwise).

In consideration of EBCP and DBA purchasing the EBCP Shares and the DBA Shares from the Stockholder pursuant to the Purchase Agreement and the significant direct and indirect benefits which thereby are anticipated to accrue to the Stockholder (whether as a stockholder or employee of DBA or otherwise), and to prevent EBCP and DBA from being economically harmed by a loss of the goodwill associated with the business of DBA and its subsidiaries, the Stockholder has agreed not to compete with DBA or any of its subsidiaries on the terms and conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.           Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a)      “Additional Non-Compete Period” has the meaning ascribed to such term in Section 9(c) of this Agreement.

(b)      “Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that, for purposes of this Agreement, the DBA Entities shall not be treated as Affiliates of the Stockholder.

(c)      “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to close.  Any reference to “days” (unless business days are specified) shall mean calendar days.

(d)      “Competing Business” means and includes (i) any business or activity that is substantially the same as any business or activity conducted by any DBA Entity at any time during the Non-Compete Period and (ii) without limitation of the foregoing, any business that involves the provision of shipping and logistics services.

(e)      “Confidential and Proprietary Information” has the meaning ascribed to such term in Section 2(c) of this Agreement.

(f)      “Covered Capacity” means the Stockholder in his capacity as a direct or indirect shareholder, member or partner of, or as a director, officer, employee, agent or fiduciary of, DBA or one or more of its Subsidiaries.

(g)      “Covered Status” means the status of the Stockholder as a direct or indirect stockholder of, or as a director, officer, employee, consultant, agent or fiduciary of, DBA or one or more of its Subsidiaries.

(h)      “DBA” has the meaning ascribed to such term in the caption to this Agreement.

(i)      “DBA Entities” means DBA and its Subsidiaries

(j)      “DBA Shares” has the meaning ascribed to such term in the preamble to this Agreement.

(k)      “EBCP Shares” has the meaning ascribed to such term in the preamble to this Agreement.

(l)      “Exit Date” means the first date on which the Stockholder ceases to have any Covered Status whatsoever.

(m)      “Inventions” has the meaning ascribed to such term in Section 5 of this Agreement.

(n)      “Non-Compete Period” means the period from the date of this Agreement up to (and including) the fifth anniversary of the date of this Agreement, plus any Additional Non-Compete Periods for which Renewal Elections are made pursuant to Section 9(c).

(o)      “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

(p)      “Renewal Election” has the meaning ascribed to such term in Section 9(c) of this Agreement.

(q)      “Renewal Election Notice” has the meaning ascribed to such term in Section 9(c) of this Agreement.

(r)      “Restricted Territory” means (i) any county in the State of California, including, without limitation, Alameda County, Alpine County, Amador County, Butte County, Calaveras County, Colusa County, Contra Costa County, Del None County, El Dorado County, Fresno County, Glenn County, Humboldt County, Imperial County, Inyo County, Kern County, Kings County, Lake County, Lassen County, Los Angeles County, Madera County, Mann County, Mariposa County, Mendocino County, Merced County, Modoc County, Mono County, Monterey County, Napa County, Nevada County, Orange County, Placer County, Plumas County, Riverside County, Sacramento County, San Benito County, San Bernardino County, San Diego County, San Francisco County, San Joaquin County, San Luis Obispo County, San Mateo County, Santa Barbara County, Santa Clara County, Santa Cruz County, Shasta County, Sierra County, Siskiyou County, Solano County, Sonoma County, Stanislaus County, Sutter County, Tehama County, Trinity County, Tulare County, Tuolumne County, Ventura County, Yolo County, and Yuba County, (ii) the State of New Jersey, (iii) the Commonwealth of Massachusetts, (iv) every other state in the United States of America, (v) Canada, (vi) Mexico and (vii) any country in Europe and Asia, in each case (x) in which any product, process, good or service (1) has been manufactured, provided, sold or offered or promoted for sale by the business of the DBA Entities at any time on or prior to the date of this Agreement, or (2) is manufactured, provided, sold or offered or promoted for sale by the business of the DBA Entities at any time during the Non-Compete Period or (y) with respect to which the DBA Entities (1) have devoted substantial expense in anticipation of launching into such geographic area a portion of their business at any time on or prior to the date of this Agreement or (2) devote substantial expense in anticipation of launching into such geographic area a portion of their business at any time during the Non-Compete Period.

(s)      “Stockholder” has the meaning ascribed to such term in the caption to this Agreement.

(t)      “Subsidiary” of any Person means any corporation at least fifty (50%) percent of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity at least fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

Section 2.           Confidential and Proprietary Information.

The Stockholder understands and acknowledges that:

(a)      The DBA Entities are engaged in a continuous program of design, development, research, production and marketing with respect to their business and, by reason of the Stockholder’s Covered Status, the Stockholder is expected to make new contributions of value to the DBA Entities.

(b)      The Stockholder’s Covered Status creates a relationship of confidence and trust between the Stockholder and the DBA Entities with respect to certain information applicable to the business of the DBA Entities or applicable to the business of any customer of the DBA Entities, which may be made known to the Stockholder by the DBA Entities or by any customer of the DBA Entities, or learned by the Stockholder by reason of his Covered Status.

(c)      The DBA Entities possess and will continue to possess information that has been created, discovered, or developed by, or otherwise become known to, the DBA Entities (including, without limitation, information created, discovered, developed or made known by the Stockholder on or before the date of this Agreement or at any time up to (and including) the Exit Date or arising out of the Stockholder’s Covered Status, whether before or after the date of this Agreement) or in which property rights have been or may be assigned or otherwise conveyed to the DBA Entities, as well as information which has commercial value in the business in which the DBA Entities are engaged and is treated by the DBA Entities as confidential. All such information is hereinafter called “Confidential and Proprietary Information,” which term, as used herein, shall also include, but shall not be limited to, systems, processes, formulae, data, functional specifications, computer programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists, and information concerning the levels and kinds of business transacted by or with customers and suppliers.  For purposes of this Agreement, Confidential and Proprietary information shall not include information of any kind which either is or becomes generally available to the public other than as a direct or indirect result of a disclosure by the Stockholder, was known to the Stockholder on a non-confidential basis prior to its disclosure to the Stockholder by the DBA Entities, or becomes available to the Stockholder on a non-confidential basis from a source (other than the DBA Entities) which is entitled to disclose the same.

(d)      Confidential and Proprietary Information has been obtained and developed by the DBA Entities at their sole expense and is the sole and exclusive property of the DBA Entities. The Stockholder neither has nor shall have any right, title or interest therein. The Stockholder hereby assigns to the DBA Entities any rights that he may have or acquire in Confidential and Proprietary information.

(e)      Confidential and Proprietary Information is not readily accessible to competitors of the DBA Entities and provides the DBA Entities with a competitive advantage. The Stockholder requires access to Confidential and Proprietary Information in order to serve in his one or more Covered Capacities.

(f)      The present and future business relationships of the DBA Entities with their customers are and will continue to be a type which normally continues unless interfered with by others.

Section 3.           Confidentiality Agreement.

In view of the fact that the Stockholder’s service in his one or more Covered Capacities will bring him in close contact with many of the confidential affairs of the DBA Entities, the Stockholder hereby agrees, at all times (whether before or after the Exit Date), (i) to keep confidential all Confidential and Proprietary Information of the DBA Entities learned prior to the date of this Agreement and from the date of this Agreement up to (and including) the Exit Date, (ii) not to disclose any such Confidential and Proprietary Information to anyone other than directors, officers, employees or agents of the DBA Entities, or Persons authorized by the DBA Entities to receive such Confidential and Proprietary Information from the Stockholder, and (iii) not to use any such Confidential and Proprietary Information other than in connection with fulfilling his obligations under this Agreement or, while serving in his Covered Capacities, to the DBA Entities.

Section 4.           Return of Confidential and Proprietary Information.

Upon the occurrence of the Exit Date, or upon the written request of DBA, the Stockholder will deliver to DBA all documents, notes, drawings, specifications, computer programs, data, and other materials of any nature pertaining to any Confidential and Proprietary Information, and will not take any of the foregoing, or any reproduction of any of the foregoing that is embodied in a tangible medium of expression.

Section 5.           Disclosure of Inventions.

The Stockholder will promptly disclose to DBA all discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, know-how, and data, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Stockholder, either alone or jointly with others, during the period of the Stockholder’s service in one or more Covered Capacities, that result from tasks assigned to the Stockholder by the DBA Entities, or result from the use of premises or property owned, leased, or contracted for by the DBA Entities (all such discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, know-how, and data are hereinafter referred to as “Inventions”).  The Stockholder will also promptly disclose to DBA, and DBA hereby agrees to receive all such disclosures in confidence, all other discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, know-how, and data, whether or not patentable or registrable under copyright of similar statutes, made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the period of his service in one or more Covered Capacities and related to the business of the DBA Entities, for the purpose of determining whether they constitute “Inventions,” as defined above.

Section 6.           Ownership of Inventions.

All Inventions shall be the sole property of DBA and its assigns, and DBA and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. The Stockholder hereby assigns to DBA any rights that he may have or acquire in such Inventions. The Stockholder shall assist DBA in every proper way as to all such Inventions (but at DBA’s expense) to obtain and from time to time enforce patents, copyrights, trademarks and other rights and protections relating to said Inventions in any and all countries, and to that end the Stockholder will execute all documents for use in applying for and enforcing such Inventions, as DBA may desire, together with any assignments thereof to DBA.  The Stockholder’s obligation to assist DBA in obtaining and enforcing patents, copyrights, trademarks and other rights and protections relating to such Inventions in any and all countries shall continue beyond the Exit Date.  In the event that DBA is unable, after reasonable effort, to secure the Stockholder’s signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason whatsoever, the Stockholder hereby irrevocably designates and appoints DBA and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by him and he hereby ratifies, affirms and approves all such lawfully permitted acts accordingly.

Section 7.           Agreements with Others.

The Stockholder represents and warrants that his performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence or trust confidential or proprietary Information acquired by him in confidence or trust. The Stockholder has not entered into and shall not enter into any agreement, arrangement or understanding, in each case whether written or oral, in conflict herewith.

Section 8.           Use of Confidential Information of Other Persons.

The Stockholder represents and warrants that he has neither brought and will not bring with him to the DBA Entities nor uses at the DBA Entities any materials or documents of an employer or a former employer that are not generally available to the public, unless express written authorization from such employer for their possession and use has been obtained.  The Stockholder also understands that he is not to breach any obligation of confidentiality that he has to any employer or former employer and agrees to fulfill all such obligations during the period of his service in one or more Covered Capacities.

Section 9.           Non-Competition; Non-Solicitation; No-Hire.

(a)      During the Non-Compete Period, the Stockholder, shall not, and shall cause its Affiliates not to, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business within any Restricted Territory that competes with the business of the DBA Entities, or any products or services of such business, as such business is conducted during the Non-Compete Period.

(b)      During the Non-Compete Period, the Stockholder shall not, directly or indirectly, either individually, or as a principal, partner, broker, sales representative, agent, employee, employer, consultant, shareholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever (i) engage in, assist, represent in any way, or have any active interest in, any Competing Business, (ii) other than for the account of the DBA Entities prior to the Exit Date, solicit, or attempt to solicit, any business from any customer to whom any product, process, good or service has been provided, sold or offered or promoted for sale by the DBA Entities during the Non-Compete Period, (iii) induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other Person transacting business with any DBA Entity to reduce or cease doing business with any DBA Entity or in any way to interfere with the relationship between any such customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, licensee or business relation, on the one hand, and any DBA Entity, on the other hand, (iv) induce, cause, or attempt to induce or cause, any officer, director or employee of any DBA Entity to resign as an officer or director of such DBA Entity, or leave the employ of such DBA Entity, or in any way materially interfere with the relationship between any DBA Entity, on the one hand, and any officer, director or employee of any DBA Entity, on the other hand, or (v) hire or attempt to hire (whether as an employee, consultant, agent, independent contractor or otherwise), or induce to leave the employ of any DBA Entity, any person employed by any DBA Entity at any time during the Non-Compete Period.

(c)      The Corporation, in its sole discretion, may elect to renew (each, a “Renewal Election”) the provisions of Sections 9(a) and 9(b) for the term of any 12-month period (each such period, an “Additional Non-Compete Period”) that begins on the date of (i) the five-year anniversary of the date of this Agreement or (ii) the six-year anniversary of the date of this Agreement; provided, however, a Renewal Election for the Additional Non-Compete Period referred to in clause (ii) above shall be of no force or effect if the Corporation shall have failed to make an effective Renewal Election for the preceding Additional Non-Compete Period.  In order to make a Renewal Election with respect to a specific Additional Non-Compete Period, the Corporation must deliver a written notice (a “Renewal Election Notice”) to the Stockholder not later than ninety days immediately preceding the date on which such Additional Non-Compete Period will begin, stating that the Corporation has made a Renewal Election for such Additional Non-Compete Period.  With respect to each Additional Non-Compete Period (if any) for which an effective Renewal Election is made, the Corporation shall pay the Stockholder, as consideration therefor, the sum of $212,500, which sum shall be payable in regular installments on the first business day of each calendar month of such Additional Non-Compete Period.

(d)      Nothing in this Agreement shall prohibit the Stockholder from being a passive owner of not more than two percent (2%) of the outstanding ownership interests of any Person which is publicly traded, so long as the Stockholder has no active participation in the business of such Person.

(e)      If, at the time of enforcement of this Section 9, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Additionally, with respect to each county in the State of California set forth in clause (i) of the definition of “Restricted Territory” set forth in Section 1, each covenant not to compete set forth in Section 9 is intended as a separate covenant with respect thereto. If any one of such covenants is declared invalid for any reason, this determination shall not affect the validity of the remainder of the covenants or any covenant covering territory other than the State of California. The other covenants set forth in Section 9 shall remain in effect as if such other covenants had been executed without the invalid covenants. The parties hereby declare that they intend that the remaining covenants of Section 9 to continue to be effective without any covenants that have been declared invalid. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Section 9.  Therefore, in the event of a breach or threatened breach of this Section 9, DBA (and the third party beneficiaries of this Agreement pursuant to Section 13) may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Section 9 (without posting a bond or other security).

Section 10.           Notices.

Any notices, consents, requests, demands, approvals or other communications that are given or made hereunder shall be in writing and shall be given or made to any party hereto by physical delivery, U.S. mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier or by transmission by telecopier to such party at its address (or telecopy number) set forth below, or such other address (or telecopy number) as shall have been specified by like notice by such party:

(A)	if to DBA, to

DBA Distribution Services, Inc.
701 Cottontail Lane
Somerset, NJ 08875
Attention: Chief Executive Officer
Telephone: 888-588-1011
E-mail: jeagen@dbaco.com

(B)	if to the Stockholder, to:

Paul L. Pollara
5 La Cam Road
Newbury Park, CA 91320
Telephone: 805-480-4021
E-mail:  ppollara@dbaco.com

All such notices, consents, requests, demands, approvals and other communications shall be deemed to have been duly given: at the time delivered, if delivered by hand; when noted on a confirmation report (or if such delivery date is not a business day, on the next business day), if telecopied; on the next business day, if timely delivered to a nationally recognized courier guaranteeing overnight delivery; and five days following the date mailed, if deposited in the United States mail, postage prepaid, certified or registered, return receipt requested.

Section 11.           Remedies.

The covenants of the Stockholder under this Agreement shall survive the Exit Date.  The Stockholder acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that the DBA Entities  shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the DBA Entities from pursuing any other remedies available for any such breach or threatened breach.

Section 12.           Assignment.

This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all successors and assigns, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing persons were named herein as parties hereto; provided, however, that the Stockholder may not assign either this Agreement or any of his rights or obligations hereunder.

Section 13.           Third Party Beneficiaries.

The provisions of this Agreement are for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not inure to the benefit of any other Person.  EBCP and its successors and assigns shall be entitled to the benefits of this Agreement and to initiate or participate in any proceeding with respect to this Agreement as though it was a party hereto.

Section 14.           Interpretation.

It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, subject to the provisions of Section 9(e), if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in particular jurisdiction in which such adjudication is made, in addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person or entity.

Section 15.           Severability.

If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.  Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

Section 16.           Waivers.

If either party shall waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

Section 17.           Headings; Gender.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.  Unless the context of this Agreement otherwise requires:  (i) words of any gender or neuter shall be deemed to include the neuter and each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to the Sections of this Agreement; (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (v) “or” is not exclusive; and (vi) provisions apply to successive events and transactions.  The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in such transactions.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship thereof.

Section 18.           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF WITH, RESPECT TO ANY ACTION, LAWSUIT OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT.

Section 19.           Jurisdiction and Venue.

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY ACTION, SUIT OR PROCEEDING, AT LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY SHALL EXCLUSIVELY BE BROUGHT IN: (I) ANY FEDERAL COURT OF THE CENTRAL DISTRICT OF CALIFORNIA OR ANY STATE COURT LOCATED IN LOS ANGELES COUNTY, STATE OF CALIFORNIA, OR (II) ANY FEDERAL COURT OF THE DISTRICT OF NEW JERSEY OR ANY STATE COURT LOCATED IN SOMERSET COUNTY, STATE OF NEW JERSEY, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE) ANY AND ALL JURISDICTIONAL, VENUE AND CONVENIENCE OBJECTIONS OR DEFENSES THAT SUCH PARTY MAY HAVE IN SUCH ACTION, SUIT OR PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS.  NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION TO ENFORCE JUDGMENTS OBTAINED IN ANY ACTION, SUIT OR PROCEEDING BROUGHT PURSUANT TO THIS SECTION.

Section 20.           Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 21.           No Employment Agreement.

The Stockholder acknowledges that this Agreement does not constitute an employment agreement and agrees that this Agreement shall be binding upon him regardless of whether or not his employment (if any) with the DBA Entities shall continue for any length of time hereafter and whether or not such employment (if any) is terminated for any reason whatsoever by the Stockholder or any DBA Entity.

Section 22.           Complete Agreement; Amendments; Prior Agreements.

The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements or understandings, written or oral, between the parties hereto with respect to the matters covered hereby.

Section 23.           Counterparts; Facsimile Signatures.

This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

*     *     *     *

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Non-Competition, Non-Solicitation and No-Hire Agreement as of the date first written above.

CORPORATION: DBA DISTRIBUTION SERVICES, INC.

By:	/s/ James C. Eagen
Name: James C. Eagen
Title: President

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Non-Competition, Non-Solicitation and No-Hire Agreement as of the date first written above.

STOCKHOLDER:

/s/ Paul L. Pollara
Paul L. Pollara